Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS EACH OF (I) THE VICE PRESIDENT, GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER WHO IS CURRENTLY PHENIX Q. KIAMILEV, AND (II) THE DEPUTY GENERAL COUNSEL, WHO IS CURRENTLY ANH-THU (“ANN”) T. NGUYEN, AND THEIR RESPECTIVE SUCCESSORS, SIGNING SINGLY, THE UNDERSIGNED’S TRUE AND LAWFUL ATTORNEYS-IN-FACT TO:

(1)
prepare, execute for and on behalf of the undersigned, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID application, including amendments, corrections, supplements or changes (collectively, “Amendments”) thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC thereunder (the “Exchange Act”), or by Rule 144 promulgated under the Securities Act (as defined below);

(2)
execute for and on behalf of the undersigned, in the undersigned’s capacity once the undersigned becomes an officer and/or director of WD-40 Company (the “Company”) and/or beneficial owner of more than 10% of any class of the Company’s equity securities registered pursuant to Section 12 of the Exchange Act, Forms 3, 4, and 5 and any Amendments thereto, in accordance with the Exchange Act, and Forms 144 and any Amendments thereto, in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, or any rule or regulation of the SEC thereunder (the “Securities Act”);

(3)
enroll the undersigned in, and manage the undersigned’s account on, EDGAR in accordance with the SEC’s EDGAR filer access and account management requirements (commonly known as “EDGAR Next”), including (i) serving as, or appointing, removing or replacing, account administrators, users, technical administrators or other authorized individuals for the undersigned’s EDGAR account; (ii) delegating authority to file on the undersigned’s behalf to the Company, a filing agent or any other EDGAR account, and causing the Company to accept any such delegation; (iii) performing the annual confirmation of the undersigned’s EDGAR account; (iv) generating, maintaining and safeguarding the undersigned’s CIK confirmation code (CCC) and other EDGAR access credentials; and (v) taking any other action required or permitted under Regulation S-T or the EDGAR Filer Manual in connection with the undersigned’s EDGAR account;

(4)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to each such attorney-in-fact and approves and ratifies any such release;

(5)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of the foregoing filings and timely file such forms with the SEC and any stock exchange or similar authority; and

(6)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney (“POA”) shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this POA and the rights and powers herein granted.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing the Form ID, Forms 3, 4 or 5, Forms 144, including any Amendments thereto (collectively, “Section 16 Filings”).  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 promulgated under the Securities Act.

This POA supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof with respect to the undersigned’s holdings of and transactions in securities issued by the Company (“Prior POA”), and the authority of the attorney-in-fact named in any Prior POA is hereby revoked; provided, however, that this POA does not revoke any power of attorney granted by the undersigned to a broker or other financial institution solely to prepare and file Forms 144.

This POA shall remain in full force and effect until the undersigned is no longer required to file Section 16 Filings with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This POA may be delivered by PDF or other electronic transmission and shall be deemed to have the same legal effect as delivery of an original signed copy of this POA.

IN WITNESS WHEREOF, the undersigned has caused this POA to be executed as of this 13 day of October, 2026.

Signature:	/s/ KEITH A. STAUFFER
Print Name:	KEITH A. STAUFFER